SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  _X_

Filed by a Party other than the Registrant  ___

Check the appropriate box

___  Preliminary Proxy Statement

___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

___  Definitive Proxy Statement

_X_  Definitive Additional Materials

___  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                  Calton, Inc.
                (Name of Registrant as Specified In Its Charter)


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       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

_X_  No fee required

___  Fee computed on table below per Exchange Act Rules 14a(6)(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


  (1)   Amount Previously Paid: ________________________________________________

  (2)   Form, Schedule or Registration Statement No.: __________________________

  (3)   Filing Party: __________________________________________________________

  (4)   Date Filed: ____________________________________________________________

                          SUPPLEMENT TO PROXY MATERIAL

                                 ---------------

                                  CALTON, INC.
                                 500 CRAIG ROAD
                           MANALAPAN, NEW JERSEY 07726

                                 ---------------

                         SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 30, 1998

                                 ---------------

     The following information supplements, and should be read in conjunction with, the Proxy Statement (the "Proxy Statement") of Calton, Inc. (the "Company") dated December 4, 1998. Copies of the Proxy Statement were previously furnished to shareholders of record as of November 2, 1998 (the "Record Date").

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On December 14, 1998, Apollo Homes Partners, L.P. ("Apollo"), which, as of the Record Date, owned 2,658,000 shares of the Company's Common Stock (representing approximately 10% of the outstanding Common Stock as of the Record
Date), sold all of such shares, at a price of $1.125 per share, in transactions in which the Company acquired 886,000 shares, Anthony J. Caldarone, the Company's Chairman, President and Chief Executive Officer acquired 886,000 shares and Joyce P. Caldarone, Mr. Caldarone's wife, acquired 886,000 shares. In connection with such transactions, Apollo has agreed to deliver an irrevocable proxy directing that all of the shares sold by it be voted in favor of the sale of Calton Homes, Inc. to Centex Real Estate Corporation (the "Sale Transaction").

     As a result of the transactions with Apollo, Mr. and Mrs. Caldarone own an aggregate of 6,053,805 shares of the Company's Common Stock representing approximately 23.5% of the outstanding Common Stock as of the date of this Supplement.

     In addition to the transaction with Apollo, the Company recently acquired 142,000 shares in a privately negotiated transaction with a shareholder for a price of $.8125 per share. The Company may, prior to consummation of the Sale Transaction, continue to acquire additional shares of Common Stock in privately negotiated transactions, subject to the restrictions in its revolving credit facility which limit the amount of funds which can be utilized for stock repurchases to $4,000,000 during the term of the facility. Any shares acquired prior to the completion of the Sale Transaction will reduce the number of shares the Company proposes to acquire after the completion of the Sale Transaction.

OTHER INFORMATION

     This Supplement to Proxy Material does not in any way affect any proxy that was previously submitted. Any proxy previously submitted by a shareholder will be voted in accordance with the shareholder's instructions. No further action is required by a shareholder who has already voted by proxy and who does not wish to change the prior vote. A shareholder who wishes to change a prior vote may revoke the prior proxy by filing written notice of the revocation of the proxy with the Secretary of the Company in accordance with the procedures set forth in the Proxy Statement under the caption "The Special Meeting - Proxies and Revocation of Proxies."


                                DECEMBER 16, 1998